Fifth Third Bank Auto Receivables Trust 1996-A
    Monthly Statement to Certificateholders
    Servicer:  Fifth Third Bank
    Trustee: Harris Trust and Savings Bank

                         Collection Period:      01-Jun-96       30-Jun-96
                         Distribution Date:      15-Jul-96

    Statement for Class A and Class B Certificateholders   Per $1,000 of
    Pursuant to Section 4.7 of the Pooling                    Original
    and Servicing Agreement                            Class A / Class B
                                                            Certificate
                                                               Amount
    (i)  Principal Distribution
              Class A Certificate Amount    $12,479,031.03    $31.99699720
              Class B Certificate Amount       $588,017.17    $31.99571063


    (ii)  Interest Distribution
              Class A Certificate Amount     $1,794,347.85     $4.60081740
              Class B Certificate Amount        $86,599.91     $4.71215094

    (iii)  Servicing Fee                       $303,048.72     $0.74206748

    (iv)  Class A Certificate Balance
            (after principal distributions)                $334,814,102.03
         Class A Pool Factor
            (after principal distributions)                      0.8584838
         Class B Certificate Balance
            (after principal distributions)                 $15,777,319.72
         Class B Pool Factor
            (after principal distributions)                      0.8584895

    (v)  Total Pool Balance (end of Collection Period)     $350,591,421.75

                                            Current Period      Cumulative
    vi)     Defaulted Receivables              $248,787.75     $394,672.29
             Liquidation Proceeds               $73,611.27     $161,581.14
             Aggregate Net Losses              $175,176.48     $233,091.15

    vii)  Aggregate Principal Balance of Receivables repurchased by
                Seller or Servicer:
              Principal Portion                                      $0.00
              Interest Portion                                       $0.00

    (viii)  Class A Interest Carryover Shortfall                     $0.00
              Class B Interest Carryover Shortfall                   $0.00
              Class A Principal Carryover Shortfall                  $0.00
              Class B Principal Carryover Shortfall                  $0.00

    (ix)  Reserve Account Balance (after giving effect to
                 payments made on the Distribution Date)    $13,280,685.20

    (x)  Specified Reserve Account Balance (after giving effect to payments made on the Distribution Date) $14,023,656.87